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                                                              EXHIBIT 99.1
                       Preliminary Proxy Materials

                           Form of Consent Card

                                  [LOGO]

                               VIACOM INC.

                              1515 Broadway

                         New York, New York 10036

November , 1999

To the holders of Viacom Class A common stock,

  The enclosed materials seek your consent in connection with the Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among Viacom, CBS Corporation, a Pennsylvania corporation, and Viacom/CBS LLC, a Delaware limited liability company, a copy of which is attached as Annex A to the joint proxy statement/prospectus that accompanies this consent card. The merger agreement provides for the merger of CBS with and into Viacom (or, under specified circumstances, a wholly owned subsidiary of Viacom), the issuance of shares of Viacom Class B common stock, par value $.01 per share, and shares of Viacom Series C preferred stock, par value $.01 per share, in the merger and the adoption of the proposed new Restated Certificate of Incorporation for Viacom. If the merger agreement is adopted and the merger is consummated, each issued and outstanding share of CBS common stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom Class B common stock and each issued and outstanding share of CBS Series B preferred stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom Series C preferred stock.

  Holders of record of Viacom Class A common stock at the close of business on November 12, 1999 will be entitled to submit consent cards.

  Detailed information concerning the merger, the merger agreement, related agreements, Viacom's proposed new Restated Certificate of Incorporation and other important information is contained in the attached joint proxy statement/prospectus and its annexes. Please read this information carefully.

  If you hold Viacom Class A common stock, please complete, sign, date and mail your signed written consent card in the enclosed return envelope. In order for it to count, we must receive your properly completed and executed
consent card no later than 12:00 noon, New York City time, on       ,  1999.
You may revoke your written consent in the manner described in the joint proxy statement/prospectus at any time prior to 12:00 noon, New York City time, on
     .

                                        By Order of the Board of Directors,

                                        Michael D. Fricklas

                                        Secretary

                        YOUR CONSENT IS IMPORTANT.

        PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT CARD.

                         Detach Consent Card Here


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Pursuant to Section 228 of the Delaware General Corporation Law,
as to all of the shares held by the undersigned, or, if this consent card is being submitted by a custodian, trustee or other nominee for more than one beneficial owner of shares, as to the number of shares held by the undersigned indicated below the signature boxes appearing below with respect to the proposals set forth below, the undersigned hereby consents to:

 1.  If the merger is structured as a merger of CBS into
     Viacom, the adoption of the merger agreement:               FOR [_] AGAINST [_] ABSTAIN [_]
 2.  If the merger is structured as a merger of CBS into
     Viacom/CBS LLC, the adoption of the proposed new Restated
     Certificate of Incorporation of Viacom:                     FOR [_] AGAINST [_] ABSTAIN [_]
 3.  If the merger is structured as a merger of CBS into
     Viacom/CBS LLC, the issuance of up to 907,746,991 shares
     of Viacom Class B common stock to the holders of CBS
     common stock and up to 11,003 shares of Viacom Series C
     preferred stock to the holders of CBS Series B preferred
     stock in the merger, in accordance with the terms set
     forth in the merger agreement: and                          FOR [_] AGAINST [_] ABSTAIN [_]
 4.  The amendment to increase the number of shares of Viacom
     Class B common stock authorized to be issued under the
     Viacom incentive plan by an additional 10 million shares:   FOR [_] AGAINST [_] ABSTAIN [_]

                                                                         Change of Address
                                                                         and/or
                                                                         Comments Mark Here  [_]

                                            Please sign exactly
                                            as your name(s)
                                            appear hereon. When
                                            shares are held by
                                            joint tenants, both
                                            should sign. When
                                            signing as attorney,
                                            executor,
                                            administrator,
                                            trustee or guardian,
                                            please give full
                                            title as such. If a
                                            corporation, please
                                            sign in full
                                            corporate name by
                                            President or other
                                            authorized officer.
                                            If a partnership,
                                            please sign in
                                            partnership name by
                                            authorized person.

                                            DATED: ___ , 1999

                                            SIGNED: _________
                                            _____________________
                                                Votes MUST be
                                                indicated (x) in
                                                Black or Blue
                                                ink_____.[X]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)


                            Please Detach Here

              You Must Detach This Portion of the Proxy Card

               Before Returning It in the Enclosed Envelope


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                                VIACOM INC.

                               1515 Broadway

                         New York, New York 10036

      The Board of Directors of Viacom has declared that the merger agreement is advisable and has unanimously approved the merger agreement and unanimously recommends that shareholders consent to the adoption of the merger agreement. The Board of Directors of Viacom has also unanimously approved the issuance of Viacom
    Class B common stock and Viacom Series C preferred stock in connection with the merger and declared advisable and approved the proposed new Restated
    Certificate of Incorporation, and unanimously recommends that you consent to the issuance of Viacom
    Class B common stock and Viacom Series C preferred stock in connection with the merger and to the adoption of the proposed new Restated Certificate of Incorporation. In addition, the Board of Directors has approved the amendment to increase the number of shares of Viacom Class B common stock authorized to be issued under the Viacom incentive plan and unanimously recommends that you consent to the amendment.

                                      VIACOM INC.

                                      P.O. BOX 11033

                                      NEW YORK, N.Y. 10203-0033

       (Continued, and to be signed and dated on the reverse side.)




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